UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Worthington Enterprises, Inc. ("we," "our," and "us") conducted a conference call on September 23, 2026, beginning at approximately 8:30 a.m., Eastern Time, to discuss our unaudited financial results for the first quarter of fiscal 2027 ended August 31, 2026. Additionally, we addressed certain issues related to our outlook and markets. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information contained in this Item 2.02 and in Exhibit 99.1 is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

During the conference call, we discussed financial measures prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) as well as non-GAAP financial measures to provide investors with additional information that we believe allows for increased comparability of the performance of our ongoing operations from period to period. We referred to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA margin on a trailing 12-months (“TTM”) basis. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures used by us as measures of operating performance. EBITDA is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense and depreciation and amortization to/from net earnings attributable to controlling interest. Adjusted EBITDA is calculated by adding or subtracting, as appropriate, to/from EBITDA certain items that we believe are not necessarily indicative of our operating performance, such as those listed in the following tables and previously described in Exhibit 99.1 to our Current Report on Form 8-K filed on September 22, 2026. TTM adjusted EBITDA margin is calculated by dividing TTM adjusted EBITDA by net sales. The table below provides a reconciliation from net earnings (the most comparable GAAP financial measure) to adjusted EBITDA for the TTM ended August 31, 2026.

	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2027	2026	2026	2026
Net earnings (GAAP)	$42,572	$48,065	$45,120	$27,029
Plus: Net loss attributable to noncontrolling interest	-	81	343	299
Net earnings attributable to controlling interest	42,572	48,146	45,463	27,328
Interest expense (income), net	2,097	2,885	1,828	1,472
Income tax expense	13,029	11,708	14,994	8,751
EBIT (1)	57,698	62,739	62,285	37,551
Amortization of inventory step-up	-	1,500	1,500	-
Restructuring and other expense, net	717	794	2,186	1,644
Loss on partial sale of investment in heiserTEC (2)	-	-	-	2,950
Non-cash activity in miscellaneous income (expense)	(4,020)	(610)	340	1,243
Adjusted EBIT (1)	54,395	64,423	66,311	43,388
Depreciation and amortization	15,628	15,870	14,552	13,764
Stock-based compensation	3,996	3,230	3,752	3,326
Adjusted EBITDA (non-GAAP)	$74,019	$83,523	$84,615	$60,478

TTM adjusted EBITDA (non-GAAP)	$302,635

TTM net earnings margin (GAAP)	11.5%
TTM adjusted EBITDA margin (non-GAAP)	21.3%

(1)
EBIT and adjusted EBIT are non-GAAP financial measures. However, these measures are not used by management to evaluate our performance, engage in financial and operational planning, or to determine incentive compensation. Instead, they are included as subtotals in the reconciliation of net earnings to adjusted EBITDA, which is a non-GAAP financial measure used by management.
(2)
Formerly referred to as the Sustainable Energy Solutions joint venture.

During the conference call, we referred to free cash flow and free cash flow conversion for the TTM ended August 31, 2026. Free cash flow is a non-GAAP financial measure that management believes measures its ability to generate cash beyond what is required for its business operations and capital expenditures. Free cash flow is calculated by subtracting investment in property, plant, and equipment from net cash provided by operating activities. Free cash flow conversion is calculated by dividing free cash flow by adjusted net earnings attributable to controlling interest. The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to free cash flow and the calculation of operating cash flow conversion (the most comparable GAAP financial measure) and free cash flow conversion for the TTM ended August 31, 2026.

	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2027	2026	2026	2026
Net cash provided by operating activities (GAAP)	$66,731	$71,601	$61,938	$51,518
Investment in property, plant and equipment	(12,754)	(16,492)	(13,794)	(12,432)
Free cash flow (non-GAAP)	$53,977	$55,109	$48,144	$39,086

TTM net cash provided by operating activities (GAAP)	$251,788
TTM free cash flow (non-GAAP)	$196,316

TTM net earnings attributable to controlling interest (GAAP)	$163,509
TTM adjusted net earnings attributable to controlling interest (non-GAAP)	$168,754

TTM operating cash flow conversion (GAAP)	154%
Free cash flow conversion (non-GAAP)	116%

During the conference call, we also referred to net debt, which is a non-GAAP financial measure that is used by us as a measure to assess our indebtedness and overall financial position. Net debt is calculated by subtracting cash and cash equivalents from total debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt and long-term debt). The calculation of net debt at August 31, 2026 is outlined below.

August 31,
(In thousands)	2026
Long-term debt	$305,552
Less: cash and cash equivalents	55,067
Net debt	$250,485

Additional non-GAAP financial measures referred to by us on the conference call, including reconciliations to the most comparable GAAP financial measures, are included in Exhibit 99.1 to our Current Report on Form 8-K filed on September 22, 2026. Such Exhibit 99.1 includes a copy of our news release issued on September 22, 2026 (the “Financial News Release”) reporting results for the three-month period ended August 31, 2026. The Financial News Release was made available on our website throughout the conference call and will remain available on our website for at least one year.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On September 21, 2026, the Compensation Committee (“Committee”) of our Board of Directors approved a special leadership retention performance share (“Performance Shares”) award for Joseph B. Hayek, our President and Chief Executive Officer. The award is intended to facilitate executive retention and shareholder alignment. Mr. Hayek was awarded 150,000 Performance Shares, subject to the terms of the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan (“2024 LTIP”) and a Performance Share Award Agreement, the form of which is included herewith as Exhibit 10.1 (“Award Agreement”). The award of Performance Shares gives Mr. Hayek the right to receive our common shares if both a performance-based vesting condition (“Performance Condition”) and a time-based vesting condition (“Retention Condition”) are satisfied.

The Performance Condition applicable to the award will be met if, within five years of the grant date, the average fair market value of our common shares over a consecutive 90-day period equals or exceeds $100.

The Retention Condition applicable to the award will be met if Mr. Hayek remains continuously employed by us or our subsidiaries through the date on which the Committee certifies whether the Performance Condition has been satisfied (“Certification Date”). The Certification Date is to occur as soon as practicable after the end of the five-year performance period, but no later than the final day of our first full fiscal quarter following the fifth anniversary of the grant date.

Mr. Hayek does not have the right to vote the Performance Shares and no dividends will accrue on or be paid with respect to the Performance Shares.

In limited circumstances, the Performance Shares may vest before the Performance Condition and/or Retention Condition are met. If Mr. Hayek's employment terminates due to death or disability before the Certification Date, the Performance Shares will vest on the termination date, if at all, only if the Performance Condition is met. If there is a change in control, as defined in the 2024 LTIP, before the Certification Date, the Performance Shares will fully vest on the date of such change in control. If Mr. Hayek’s employment is terminated by us without cause after the Performance Condition is met, but before the Certification Date, the Performance Shares will vest on the termination date.

This description of the Performance Shares and the Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the 2024 LTIP and the Award Agreement, which are incorporated into this report by reference in their entirety.

Departure of Directors or Certain Officers

As previously disclosed in our Current Report on Form 8-K filed on June 23, 2023, Michael J. Endres, Ozey K. Horton, Jr., and Virgil L. Winland, whose terms expired at our 2026 Annual Meeting of Shareholders held on September 22, 2026 ("Annual Meeting"), each retired from the Board effective at the adjournment of our Annual Meeting.

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting on September 22, 2026. At the close of business on July 29, 2026, the record date for the Annual Meeting, there were a total of 48,926,784 of our common shares outstanding and entitled to vote. At the Annual Meeting, the holders of 44,503,073 of our common shares (in excess of 90% of our common shares outstanding on the record date) were represented by proxy, constituting a quorum.

The results of the voting on the proposals presented to the shareholders at the Annual Meeting were as follows:

Proposal 1 — Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Charles M. Chiappone	40,579,847	443,044	60,167	3,420,015
W. Bradley Southern	40,946,132	74,883	62,043	3,420,015
Brantley J. Standridge	38,401,755	2,627,358	53,945	3,420,015

At the Annual Meeting, our shareholders elected each of Mr. Chiappone, Mr. Southern and Mr. Standridge as a director for a three-year term, expiring at the annual meeting of shareholders occurring in 2029.

Proposal 2 — Advisory Vote to Approve the Compensation of the NEOs

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,354,242	1,594,859	133,957	3,420,015

At the Annual Meeting, our shareholders approved the advisory resolution to approve the compensation of our named executive officers, as described in our proxy statement for the Annual Meeting.

Proposal 3 — Ratification of the Selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
43,895,351	569,856	37,866

At the Annual Meeting, our shareholders ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2027.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

10.1	Form of Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan Performance Share Award Agreement (90-Day Average Share Price)
99.1	Transcript of Worthington Enterprises, Inc. Earnings Conference Call for First Quarter of Fiscal 2027 (Fiscal Quarter ended August 31, 2026), held on September 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	September 25, 2026	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary